POWER OF ATTORNEY

  Know by all these presents, that each of the undersigned trustees of the Blanche Ebert Seaver
Endowment for Frank R. Seaver College dated August 27, 1982 (the "Trust") hereby constitutes and appoints each of Christopher T. Seaver, Michael C. Kearney, Chris D. North and Andrew W. Ricks, signing singly, the Trust's true and lawful attorney-in-fact to:

(1) execute for and on behalf of the Trust, Forms 3, 4 and 5 on behalf of the Trust in accordance with Section 16(a) of the Securities Exchange Act of 1934 and the rules thereunder;

(2) do and perform any and all acts for and on behalf of the Trust, which may be necessary or desirable to complete and execute any such Form 3, 4 and 5 and timely file such form with the United States Securities and Exchange Commission (the "SEC") and any stock exchange or similar authority, including obtaining a password and filer number for the
Trust for purposes of making any such filing via the SEC's "EDGAR" system; and

(3) take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the Trust, it being understood that the documents executed by such attorney-
in-fact on behalf of the Trust pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion.

  Each of the undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as such undersigned, in its capacity as a trustee of the Trust, might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted.
Each of the undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the Trust, are not assuming, nor is Hydril Company (the "Company") assuming, any of the responsibilities of such undersigned or of the Trust to comply with Section 16 of the Securities Exchange Act of
1934.

  This Power of Attorney shall remain in full force and effect until the Trust is no longer required to file Forms 3, 4 and 5 with respect to the Trust's holdings of and transactions in securities issued by the Company, unless earlier revoked by the Seaver Institute in a signed writing delivered to the foregoing attorneys-in-fact.

  IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this _25th day of September, 2000.

     TRUSTESS OF THE BLANCE EBERT SEAVER
     ENDOWMENT FOR FRANK R. SEAVER COLLEGE
     Dated August 27, 1982

Northern Trust of California, Co-Trustee

 By:  /s/ Ann Marsh
 Name:  Ann V. Marsh
 Title:  VP

 By:  /s/ Richard C. Seaver
 Name:  Richard C. Seaver, Co-Trustee

 By:  /s/ Myron E. Harpole
 Name:  Myron E. Harpole, Co-Trustee